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                                                                    Exhibit 10.4

                             DIVESTITURE AGREEMENT


  This Divestiture Agreement (the "Agreement") between Cotelligent, Inc. ("Company"), a Delaware corporation, and Howard Warner ("Employee") is hereby entered into and effective as of April 1, 2000 (the "Effective Date"). This Agreement shall terminate on the second anniversary of the Effective Date. This Agreement hereby supersedes any other agreements or understandings, written or oral, between the Company and Employee (other than Employee's employment agreement) pertaining to the divestiture described herein.

1.  Definitions.

(a) Divestiture. For all purposes under this Agreement, "Divestiture" means the occurrence of the following event after the Effective Date:

        The transfer of all or a significant portion of the stock or assets of Cotelligent's Professional Services Division to a third party by merger, consolidation, acquisition, sale, sale of securities or assets, exchange of assets, joint-venture or any other business combination transaction.

(b) Consideration From the Divestiture. For all purposes under this Agreement, "Consideration From the Divestiture" means the gross proceeds paid to Cotelligent for the Divestiture minus commissions and underwriting fees paid by Cotelligent and minus any accounting charge to Cotelligent's financials relating to the Employee's full vesting and extended exercise term for his equity created pursuant to Section 2(b) hereof, provided, however, Consideration From the Divestiture shall be computed without regard to any indemnity escrow or other similar account or charge-back that may result in a reduction of the gross proceeds paid to Cotelligent for the Divestiture.

2.  Effect of Divestiture.

(a) Bonus Payments. Provided Employee is actively employed on the effective date of a Divestiture (or is terminated by Cotelligent without Good Cause (as defined in Employee's employment agreement) in anticipation and within 45 days of the Divestiture), the Employee shall receive a $250,000 bonus, payable within 5 business days after the effective date of the Divestiture, if the Consideration from the Divestiture exceeds $100,000,000 plus an additional 1% of the amount by which the Consideration From the Divestiture exceeds $100,000,000.

(b)  Equity Arrangements.

          (i) Provided the Employee is employed by the Company on the effective date of a Divestiture (or is terminated by Cotelligent without Good Cause (as defined in Employee's employment agreement) in anticipation and within 45 days of the Divestiture), the Employee shall become fully vested in all of his outstanding stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements of the Company upon the effective date of a Divestiture. Notwithstanding any subsequent termination of the Employee's employment, all
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          such awards shall remain exercisable for the remaining term of the applicable agreement. To the extent that such plans or agreements provide for full vesting on the same or an earlier date than this Agreement, such plans or agreements shall prevail.

          (ii) If the Divestiture is effective during the term of this Agreement, and Employee is an active employee on such date (or is terminated by Cotelligent without Good Cause (as defined in Employee's employment agreement) in anticipation and within 45 days of the Divestiture), the Maturity of Employee's Note used to purchase shares pursuant to the Leveraged Stock Purchase Plan will be the fifth anniversary of February 23, 2000, notwithstanding the terms of the Note and an earlier date of Employee's termination of employment with the Company. In addition, if the Divestiture is effective during the term of this Agreement, Executive shall also have the right, notwithstanding the terms of the Note, to prepay his Note, at his discretion, provided that such prepayment does not result in any earnings charge to the Company. Executive will fully cooperate with the Company so that the Company can avoid an earnings charge relating to the Note prepayment.

3.  Tax Effect of Payments.

(a) Tax Restoration Payment. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Employee made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment or payments (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Employee of any and all IRS imposed Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration or any Excise Tax, or the Employee may elect, with the Company's consent, to have the amounts payable hereunder reduced or to have any portion of applicable options or restricted stock not vest to the extent necessary to avoid the Excise Tax.

(b) Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code) that are required to be made under this Section 4, shall be made by the independent auditors retained by the Company most recently prior to the Divestiture (the "Auditors"), who shall provide their determination (the "Determination"), together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to the Employee within seven (7) business days of the Employee's termination date, if applicable, or such earlier time as is requested by the Company or by the Employee. The Auditors shall furnish the Employee with a written statement that such Auditors have concluded that no Excise Tax is

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     payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. Any Determination by the Auditors shall be binding upon the Company and the Employee, absent manifest error. The Company shall pay the fees and costs of the Accountants.

4.  Miscellaneous Provisions.

(a)  Notice.

(b) Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(e) No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

(f) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

(g) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(h) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in San Francisco in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specifically authorized by section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under section 1283.05(e) of such Code. Judgment on the award rendered by the arbitrator may be entered in any

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     court having jurisdiction thereof.  All fees and expenses of the arbitrator and such Association and attorney fees shall be paid as determined by the arbitrator.

(i) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                              EMPLOYEE:


                              _______________________________________
                              Howard Warner


                              COTELLIGENT, INC.:


                              _______________________________________
                              By:
                              As Its:

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